Exhibit 3.2

Ed Murray Wyoming Secretary of State 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	WY Secretary of State FILED: 04/16/201811:59 AM Original ID: 2016-000736969 Amendment ID: 2018-002284254

Profit Corporation

Articles of Amendment

1. Corporation name:

Perseverance, Inc.

2. Article number(s)	FIRST	is amended as follows:

FIRST: Perseverance, Inc. will further be known as Accel Liquid Gels, Inc.

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	03/27/2018
(Date - mm/dd/yyyy)

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☑       Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐       Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐       Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ DeAnna Montemayor	Date:	04/12/2018
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyyy)

Print Name:	DeAnna Montemayor, on behalf of,	Contact Person:

Title:	Capital Administration, LLC	Daytime Phone Number:
Authorized Agent for
Perseverance, Inc.
Email:
(Email provided will receive annual report reminders and filing evidence.) *May list multiple email addresses

Checklist
Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
Processing time is up to 15 business days following the date of receipt in our office.

*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.

Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

Wyoming

Corporate Services Inc.

Authorization has been given to prepare, sign, and file documents with the State of Wyoming for the attached Business Entity.

Dated: April 12, 2018

Wyoming Corporate Services, Inc.

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Accel Liquid Gels, Inc.

Old Name: Perseverance, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 16th day of April, 2018

Filed Date: 04/16/2018	By: Kit Bennett